EXHIBIT 23.1

MOORE & ASSOCIATES, CHARTERED

      ACCOUNTANTS AND ADVISORS

        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 8-K/A of Rudy Nutrition (formerly AccuPoll Holding Corporation), of our report dated April 8, 2008 on our audit of the financial statements of Rudy Nutrition (formerly AccuPoll Holding Corporation) as of June 30, 2007 and 2006, and the related statements of operations, stockholders’ equity and cash flows through June 30, 2007and 2006, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
April 21, 2008